UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022

Republic Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 North Allied Way Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 627-2700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 Under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	RSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry Into a Material Definitive Agreement.

On August 29, 2022, Republic Services, Inc. (the “Company”) amended its unsecured commercial paper program (the “Program”) to increase the maximum aggregate amount of unsecured commercial paper notes that may be issued from time to time under the Program from $500,000,000 to $1,000,000,000 (the “Maximum Amount”). As of August 29, 2022, the Company’s aggregate outstanding notes under the Program had a weighted average interest rate of 2.63% and a weighted average maturity of 47 days.

Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of notes outstanding under the Program at any time not to exceed the Maximum Amount. The notes have or will have maturities of up to 397 days from the date of issue. The notes issued under the Program have been or will be issued at par less a discount representing an interest factor or, if interest bearing, at par, with interest established based on market conditions and the Company’s credit ratings in effect at the time of issuance. The notes issued under the Program are not subject to voluntary prepayment or redemption prior to maturity and rank pari passu with all of the Company’s other unsecured indebtedness. Note proceeds will continue to be used for general corporate purposes.

One or more commercial paper dealers are acting as a dealer under the Program (each, a “Dealer” and collectively, the “Dealers”) pursuant to the terms and conditions of the respective commercial paper dealer agreement the Company has entered into with such Dealer (each, a “Dealer Agreement” and collectively, the “Dealer Agreements”). The Company may engage additional commercial paper dealers from time to time to act as Dealers under the Program. A national bank is acting as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.

The Dealer Agreements set forth the terms on which the Dealers will either purchase from the Company or arrange for the sale by the Company of the notes. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. A copy of the form of Dealer Agreement used in connection with the Program is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the summary of the Program herein is qualified in its entirety by the terms of the Program as set forth in each Dealer Agreement. From time to time, the Dealers and certain of their respective affiliates have provided, and may in the future provide, lending, commercial banking, investment banking and other financial advisory services to the Company and its affiliates.

The Company may issue notes under the Program using the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The notes offered under the Program have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the notes under the Program.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Dealer Agreement between Republic Services, Inc., as issuer, and the applicable Dealer party thereto

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC SERVICES, INC.

Date: September 1, 2022	By:	/s/ Catharine D. Ellingsen
Catharine D. Ellingsen
Executive Vice President, Chief Legal Officer, Chief Ethics & Compliance Officer and Corporate Secretary

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